Exhibit 10.1

CURAGEN CORPORATION

AMENDED AND RESTATED

(Effective May 12, 1997)

1993 STOCK OPTION AND INCENTIVE AWARD PLAN

The 1993 Stock Option and Incentive Award Plan (the “Plan”) of CURAGEN CORPORATION, a Delaware corporation (the “Corporation”), enables the Corporation to design a flexible compensation package in order to attract and retain those officers and other key employees and other individuals who will most effectively advance the interests of the Corporation and its shareholders. It is intended that the Corporation will grant both incentive and nonqualified stock options under the Plan (collectively, “Options”).

I. GENERAL

1. Stock Subject to the Plan.

The stock subject to the Plan shall be share of the Corporation’s authorized but unissued or reacquired common stock, par value $.01 per share (the “Common Stock”). The aggregate number of shares for which Options and awards may be granted pursuant to the Plan shall not exceed 1,500,000 shares of Common Stock. If an Option shall expire or terminate for any reason without having been exercised in full, including shares for which an Option was surrendered pursuant to Article II or III, the shares subject to the unexercised or terminated Option shall not be considered to have been subject to an Option for purposes of the limitation on the aggregate number of shares subject to the Plan.

2. Administration.

The Plan shall be administered by the Board of Directors of the Corporation or any committee thereof appointed by the Board of Directors (the “Administrator”). Subject to the provisions of the Plan set forth herein, the Administrator is authorized to determine the officers and other key employees of the Corporation and other individuals to whom Options shall be granted; the number of shares to be covered by each Option; the terms and conditions of each Option (including restrictions on the sale or other transfer of shares issued pursuant to the exercise of an Option); and to establish rules and regulations pertaining to participation and administration of the Plan.

3. Eligibility and Participation.

Key employees of the Corporation, or any of its subsidiaries (“Subsidiaries”), as such term is defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”), including employees who are officers or directors of the Corporation or its Subsidiaries and, with respect to non-qualified Options, directors of the Corporation or its Subsidiaries who are not employees or other individuals affiliated with the Corporation who are not employees (such as Members of the Corporation’s Scientific Advisory Board), shall be eligible to be granted Options under this Plan. An individual who has been granted Options (an “Optionee”) may be granted additional Options. Notwithstanding the foregoing, no member of any committee administering the Plan may be granted Options under this Plan.

4. Granting of Options.

Options granted under the Plan may be of two types: a non-qualified stock option (“NQO”), or an incentive stock option (“ISO” and, together with NQO’s, “Options”). The Administrator shall have the authority to grant NQOs, or to grant ISOs, or to grant both types of Options to any eligible person, provided, however, that only officers and individuals employed by the Corporation or its Subsidiaries may receive 1505. Directors who are not employees of the Corporation or its Subsidiaries or other individuals who are affiliated with the Corporation but who are. not employees may receive only NQOs. To the extent that any Option is not designated as an ISO, it shall constitute a separate NQO.

It is intended that the ISOs granted hereunder shall constitute incentive stock options within the meaning of Section 422 of the Code and shall be subject to the federal income tax treatment described in Section 421 of the Code. Anything in the Plan to the contrary notwithstanding, no provision of the Plan relating to ISOs shall be interpreted, amended or altered so as to disqualify the Plan under Section 422 of the Code.

II. INCENTIVE STOCK OPTIONS

1. Granting of Incentive Stock Options.

Each ISO granted under the Plan shall be evidenced by a written option agreement (together with written agreements representing NQO’s, the “Option Agreements”) containing provisions that are not inconsistent with the Plan, including the following:

(a) Each ISO shall state the number of shares of Common Stock to which the ISO pertains and the purchase price of each share of Common Stock subject thereto, which will be based on the fair market value of the shares of Common Stock as of the date granted, as determined pursuant to the guidelines contained in Section 422(c)(1) and (7) of the Code (the “Fair Market Value”).

(b) The purchase price of each share of Common Stock subject to an ISO under this Plan shall be stated in the Option Agreement and, except as otherwise provided in the second sentence of this subsection, shall be not less than: (i) the Fair Market Value of such share of Common Stock on the date the ISO is granted; or (ii) the par value of the Common Stock, whichever is greater. With respect to employees who, at the time of the granting of the ISO, own, or are deemed to own by virtue of the attribution rules of Code Section 424(d), more than 10% of the total combined voting power of all classes of stock of (i) the Corporation, or (ii) its Subsidiaries, the purchase price of each share subject to an ISO under this Plan shall be at least 110% of the Fair Market Value of such share on the date the ISO is granted.

(c) The purchase price shall be paid in cash or by certified check or, if the Optionee’s Representative exercises the ISO as a result of the death or Disability, as defined in Article V, Section 3(d), of the Optionee, the purchase price may be paid, at the discretion of the Administrator: (i) by the Optionee’s Representative tendering a promissory note for the full purchase price, which promissory note shall provide for interest on the unpaid balance, calculated monthly, equal to the prime or base rate (or its equivalent) of Shawmut Bank Connecticut N.A. on the date of the note (and thereafter fixed for the term of the loan), and shall provide for equal monthly payments, consisting of a portion of the principal balance and accrued interest, for a period of 24 consecutive months commencing on the first day of the month following the exercise of the Option; (ii) by tendering to the Corporation shares of Common Stock owned by the Optionee; or (iii) partly by cash, certified check or promissory note and partly by tendering to the Corporation shares of Common Stock in accordance with (ii) above. Shares surrendered in accordance with subsection (c) (ii) or (c) (iii) shall be valued at the Per Share Value at the date of exercise. Surrender of such shares shall be evidenced by the delivery of certificate(s) representing such shares in such manner, and endorsed in such form, or accompanied by stock powers endorsed in such form, as the Administrator may determine. As used in this Plan, the term “Optionee’s Representative” shall mean: (i) in the event of the Disability of the Optionee, the Optionee or the Optionee’s duly appointed legal guardian or legal representative; and (ii) in the event of the death of the Optionee, the personal representative of the Optionee’s estate, or any person who acquired the right to exercise an Option by bequest or inheritance.

(d) No ISO shall be exercisable more than ten (10) years from the date that the ISO is granted, except that if an Optionee owns or is deemed to own (by virtue of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Corporation or its Subsidiaries, such ISO shall not be exercisable more than five (5) years from the date that the ISO is granted.

(e) No ISO shall be assignable or transferable by an Optionee except by will or the laws of descent and distribution. An ISO may be exercised only by the Optionee during the Optionee’s life, except in the case of the Disability of the Optionee, in which case the Optionee’s Representative may exercise the ISO.

(f) (1) Each ISO by its terms shall require the Optionee to remain in the continuous employ of the Corporation or its Subsidiaries for at least a one-year period from the date of grant of the ISO before the ISO shall be exercisable, except if the Optionee’s employment with the Corporation or its Subsidiaries terminates as a result of death or Disability, in which case the provisions of subsection (g) of this Section shall control.

(2) Subsequent to the expiration of the one-year waiting period referred to in subsection (f) (1), an ISO shall be exercisable by the Optionee only if at the time of exercise,

such Optionee is an employee of the Corporation or its Subsidiaries, except that, upon termination of employment with the Corporation or its Subsidiaries (after one year of continuous employment), the Optionee may exercise an ISO, to the extent that the Optionee was entitled to do so at the termination of his employment, at any time within three months after the termination of employment if such termination (i) resulted from a cause other than death or Disability, and (ii) was without cause, as defined in Article V, Section 3(b); provided, however, that if the Administrator determines, subsequent to an Optionee’s termination of service but prior to the exercise of an Option, that either prior or subsequent to the Optionee’s termination the Optionee engaged in conduct which would constitute “cause”, then the right to exercise any Option is forfeited.

(3) If the Optionee dies within three months after termination of employment with the Corporation or its Subsidiaries (other than from a termination for cause or resulting from a Disability), then the Optionee’s Representative may exercise, to the extent that the Optionee was entitled to do so on the date of the termination of the Optionee’s employment, such Optionee’s ISO at any time within the period ending on the first anniversary of the Optionee’s death.

(g) (1) If the termination of employment of the Optionee results from death or from Disability and if such death or Disability occurs while the Optionee is employed by the Corporation or its Subsidiaries, then upon termination of employment, the Optionee’s Representative may exercise any ISO, to the extent that the Optionee was entitled to do so on the date of the Optionee’s Disability or death, at any time within one year after Disability or death.

(2) If an Optionee dies within one year after termination of employment as a result of Disability, the Optionee’s Representative may exercise such Optionee’s ISO, to the extent that the Optionee was entitled to do so on the date of the termination of the Optionee’s employment, at any time within the period ending on the first anniversary of the Optionee’s death.

(h) Notwithstanding any of the foregoing, in. no event shall an ISO be exercisable in whole or in part after the termination date provided in the Optionee’s Option Agreement.

2. $100,000 Per Year Limitation for ISO’s.

If the aggregate Fair Market Value of Common Stock with respect to which ISO’s are exercisable for the first time by any Optionee or Optionee’s Representative during any calendar year (under all plans of the Corporation or its Subsidiaries) exceeds $100,000, determined at the time of grant of the ISO, then only the ISO’s the exercise of which would result in the Optionee or Optionee’s Representative receiving Common Stock having an aggregate Fair Market Value in excess of $100,000 shall be treated as NQO’s. This Section shall be applied by taking ISO’s into account in the order in which they were granted.

III. NON-QUALIFIED OPTIONS

1. Granting of Non-qualified Options.

Each NQO granted under the Plan shall be evidenced by an Option Agreement containing provisions that are not inconsistent with the Plan, including the following:

(a) Each NQO shall be for a term of ten years from the date of grant. In addition, each NQO shall state the number of shares of Common Stock to which the NQO pertains, and the purchase price of each share of Common Stock subject thereto, which purchase price may not be less than: (i) 85% of the Fair Market Value of the shares of Common Stock on the date of grant; or (ii) the par value of the Common Stock, whichever is greater.

(b) (1) Except for directors and other individuals who are not employees of the Corporation, each NQO by its terms shall require the Optionee to remain in the continuous employ of the Corporation or its Subsidiaries for at least a one-year period from the date of grant of the NQO before the NQO shall be exercisable, except if the Optionee’s employment with the Corporation or its Subsidiaries terminates as a result of death or Disability, in which case the provisions of subsection (c) of this Section shall control.

(2) Subsequent to the expiration of the one-year waiting period referred to in subsection (b) (1) for Optionees who are employees of the Corporation or its Subsidiaries, a NQO shall be exercisable by the Optionee only if, at the time of exercise, such Optionee is an employee or director of the Corporation or its Subsidiaries or a Member of the Scientific Advisory Board, except that, upon termination of employment (after one year of continuous employment in the case of employees) or service as a director or a Member of the Scientific Advisory Board, the Optionee may exercise any NQO, to the extent that the Optionee was entitled to do so at the termination of his. employment or service as a director or a Member of the Scientific Advisory Board, at any time within three months thereafter if the termination of employment or service as a director or as a Member of the Scientific Advisory Board: (i) resulted from a cause other than death or Disability; and (ii) was without cause; provided, however, that if the Administrator determines, subsequent to an Optionee’s termination of service but prior to the exercise of an Option, that either prior or subsequent to the Optionee’s termination the Optionee engaged in conduct which would constitute “cause”, then the right to exercise any Option is forfeited.

(3) If an Optionee dies within three months after termination of employment or service with the Corporation or its Subsidiaries (other than from a termination for cause or resulting from a Disability), then the Optionee’s Representative may exercise, to the extent that the Optionee was entitled to do so on the date of the termination of the Optionee’s employment or service, such Optionee’s NQO at any time within the period ending on the first anniversary of the Optionee’s death.

(c) (1) If the termination of employment or service of the Optionee results from death or from Disability and if such death or from Disability occurs while the Optionee is employed by, or rendering service to, the Corporation or its Subsidiaries then upon termination of employment or service with the Corporation or its Subsidiaries, the Optionee’s Representative may exercise any NQO to the extent that the Optionee was entitled to do so on the date of the Optionee’s Disability or death, at any time within one year after Disability or death.

(2) If an Optionee dies within one year after termination of employment or service as a result of Disability, the Optionee’s Representative may exercise such Optionee’s NQO, to the extent that the Optionee was entitled to do so on the date of the termination of the Optionee’s employment or service, at any time within the period ending on the first anniversary of the Optionee’s death.

(d) Notwithstanding any of the foregoing, in no event shall a NQO be exercisable in whole or in part after the termination date provided in the Optionee’s Option Agreement.

(e) A NQO shall not be transferable by an Optionee other than (i) by will or by the laws of descent and distribution or (ii) pursuant to a qualified domestic relations order as defined by the Code or Title 1 of the Employee Retirement Income Security Act or the rules thereunder or (iii) as otherwise determined by the Administrator and set forth in the applicable Option Agreement. The designation of a beneficiary of an Option by an Optionee shall not be deemed a transfer prohibited by this paragraph. Except as provided above, a NQO shall be exercisable, during the Optionee’s lifetime, only by the Optionee (or by the Optionee’s Representative).

(f) The purchase price shall be paid in cash or by certified check or, if the Optionee’s Representative exercises a NQO as a result of the death or Disability of the Optionee, the purchase price may be paid, at the discretion of the Administrator: by the Optionee’s Representative tendering a promissory note for the full purchase price, which promissory note shall provide for interest on the unpaid balance, calculated monthly, equal to the prime or base rate (or its equivalent) of Shawmut Bank Connecticut N.A. on the date of the note (and thereafter fixed for the term of the loan), and shall provide for equal monthly payments, consisting of a portion of the principal balance and accrued interest, for a period of 24 consecutive months commencing on the first day of the month following the exercise of the option; (ii) by tendering to the Corporation shares of Common Stock owned by the Optionee; or (iii) partly by cash, certified check or promissory note and partly by tendering to the Corporation shares of Common stock in accordance with (ii) above. Shares surrendered in accordance with subsection (f) (ii) or (f) (iii) shall be valued at the Per Share Value at the date of exercise. Surrender of such shares shall be evidenced by the delivery of certificate(s) representing such shares in such manner, and endorsed in such form, or accompanied by stock powers endorsed in such form, as the Administrator may determine.

2. Granting of Stock Appreciation Rights.

Stock Appreciation Rights (“SARs”) related to all or any portion of a NQO may be granted by the Administrator to any Optionee in connection with the grant of a NQO or any unexercised portion thereof held by Optionee at any time and from to time during the term of the

NQO. Each SAR shall be subject to such terms and conditions (which may include limitations as to the time when such SAR becomes exercisable and when it ceases to be exercisable that are more restrictive than the limitations on the exercise of the NQO to which it relates) not inconsistent with the provisions of this Article III as shall be determined by the Administrator and included in the Option Agreement relating to such NQO and SAR, subject in any event, however, to the following terms and conditions of this Section 2.

(a) No SAR shall be exercisable with respect to such related NQO or portion thereof unless such NQO or portion thereof shall itself be exercisable at that time. A SAR shall be exercised only upon surrender of the related NQO or portion thereof in respect of which the SAR is then being exercised.

(b) On exercise of a SAR an Optionee shall be entitled to receive an amount equal to the product of (i) the Appreciated Value on the date of exercise of the SAR, multiplied by (ii) the number of shares with respect to which the SAR shall have been exercised (the “Appreciated Amount”).

(c) The Administrator shall have the sole discretion either (i) to determine the form in which payment in settlement of a SAR will be made (i.e., cash, shares of Common Stock or any combination thereof), or (ii) to consent to or disapprove the election by the Optionee to receive cash in full or partial settlement of the SAR, such consent or disapproval to be given at any time after the election to which it relates. If settlement of a SAR, or portion thereof, is to be made in the form of shares of Common Stock, the number of shares of Common Stock to be distributed shall be the largest whole number obtained by dividing the cash sum otherwise distributable in respect of such settlement by the Per Share Value of a share on the date of exercise of the SAR. The value of any fractional share shall be paid in cash.

(d) If the related NQO is exercised in whole or in part, then the SAR with respect to the shares of Common Stock purchased pursuant to such exercise (but not with respect to any unpurchased shares) shall be terminated as of the date of exercise.

(e) A SAR shall not be transferable or assignable by the Optionee other than by will or the laws of descent and distribution and shall not be transferred other than together with the NQO to which it relates. A SAR shall be exercisable during the Optionee’s lifetime only by the Optionee, or, if the Optionee has a disability, by the Optionee’s Representative.

(f) If the Optionee who is an employee of the Corporation ceases to be an employee of the Corporation or its Subsidiaries for any reason, each outstanding SAR shall be exercisable for such period and to such extent as the related NQO or portion thereof to which it relates.

IV. INCENTIVE STOCK AWARD

1. Grant of Incentive Stock Awards.

Subject to the provisions of this Article IV, the Administrator may from time to time determine those individuals eligible pursuant to Section 3 of Article I to whom incentive stock awards (“Incentive Stock Awards”) shall be granted and the amount and terms and conditions of such Incentive Stock Awards.

2. Terms and Conditions of Incentive Stock Awards.

Each grant of an Incentive Stock Award shall be evidenced by a written agreement (an “Incentive Stock Award Agreement”) which shall be in such form as the Administrator shall from time to time approve, and which shall comply with and be subject to the following terms and conditions:

(a) Amount of Award. Each Incentive Stock Award Agreement shall state the number of Shares covered by the agreement which become payable if the vesting provisions and/or performance criteria specified in the Incentive Stock Award Agreement are achieved (in the event the Administrator decides to establish performance criteria).

(b) Performance Criteria. Each time the Administrator approves the granting of Incentive Stock Awards, it may, but is not obligated to, establish corporate performance goals to be attained by the Corporation or individual recipients, or both, and the date or dates (“earn-out dates”) by which such goals must be achieved for the participant t6 be entitled to payment of an Incentive Stock Award.

(c) Disability or Death. No Incentive Stock Award shall be paid for any period after the termination of the participant’s employment; provided, however, that if a participant’s employment is terminated by Disability or death, then the Administrator shall determine the extent to which any shares covered by an Incentive Stock Award Agreement, but not yet payable, shall become payable.

(d) Form of Payment. The Administrator shall have the sole discretion to determine the form in which payment of the Incentive Stock Award shall be made (i.e., in cash, in shares, or in any combination thereof). Instead of distributing the number of shares covered by the Incentive Stock Award Agreement as of the applicable earn-out date, the Administrator may distribute the cash equivalent (determined on the basis of the Per Share Value of a share at such earn-out date) for all or a portion of such shares.

V. MISCELLANEOUS

1. Vesting.

Except as the Administrator may otherwise provide in an Option Agreement, ISOs and NQOs shall vest cumulatively and become exercisable in five annual installments. For example, if an

Optionee is granted 100 ISOs on January 1, 1994, he can’ exercise (but is not required to exercise) up to 20 ISOs on January 1, 1995, up to an aggregate of 40 ISOs on January 1, 1996, up to an aggregate of 60 1505 on January 1, 1997 and up to an aggregate of 80 ISOs on January 1, 1998. The Administrator may, in its sole discretion, permit the acceleration of the time to exercise one or more installments.

2. Exercise of Options.

(a) Except as the Administrator may otherwise provide in an Option Agreement, (i) whenever an Optionee exercises an ISO or NQO, the Optionee must exercise such option to the extent of at least fifty percent (50%) of the aggregated vested portion of such option as of the date of exercise; and (ii) an Optionee may exercise an ISO or NQO, as the case may be, only once per calendar year.

(b) In lieu of permitting the Optionee to obtain Common Stock pursuant to the exercise of an ISO or NQO, the Corporation may, in its sole discretion, pay to the Optionee an amount equal to the Appreciated Value multiplied by the number of shares of Common Stock the Optionee is entitled to upon the exercise of an option (the “Appreciated Amount”). If the Corporation elects to exercise its rights hereunder, the Appreciated Amount shall be payable to the Optionee within thirty (30) days of receipt by the Corporation of the notice from the Optionee that the Optionee intends to exercise the Option.

3. Definitions.

As used herein, the following terms shall have the following meanings:

(a) “Appreciated Value” shall mea the amount by which (i) the Per Share Value on the date of exercise of the Option, or, in the event of a SAR, the related NQO, exceeds (ii) the option price per share set forth in the related Option Agreement.

(b) “cause” shall mean (but is not limited to): (i) willful misconduct; (ii) negligence, to the material detriment of the Corporation, in carrying out the Optionee’s duties as an employee, director or member of the Scientific Advisory Board; (iii) if the Optionee is an employee, failure of the Optionee to follow the directions of the Board of Directors or senior officers in performing the Optionee’s duties as an employee of the Company; (iv) failure of the Optionee to satisfactorily perform the Optionee’s duties as an employee, director or member of the Scientific Advisory Board and the continuation of such failure for ten (10) days after notice from the Corporation; (v) any unauthorized disclosure of confidential information; or (vi) conviction of a crime or any other similar activity which may have an adverse effect on the business or reputation of the Corporation or the Optionee. The determination of the Administrator as to the existence of cause will be conclusive on the Optionee and the Corporation. Cause is not limited to events which have occurred prior to an Optionee’s termination of service, nor is it necessary that the Administrator’s finding of “cause” occur prior to termination.

(c) “control” shall have the meaning set forth in Section 203(c)(4) of the Delaware General Corporation Law, or any amendments thereto.

(d) “Disability” shall have the meaning set forth in Section 22(e) (3) of the’ Code and shall be determined, together with the date of its occurrence, by the Administrator. If requested, the Optionee shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Corporation.

(e) “Net Income” shall mean the net income of the Corporation for the last four (4) completed fiscal quarters for which financial information is available at the time of the calculation, determined in accordance with generally accepted accounting principles (except that, for such purpose, any interest upon debt for borrowed money that was incurred during such four (4) quarters shall, to the extent that it was not incurred to refinance or substitute for other debt for borrowed money, be annualized and shall thereby reduce such net income for the purposes hereof)

(f) “Per Share Preference” shall mean the quotient of (1) the aggregate amount of the preference that any class of stock of the Corporation, excluding convertible preferred stock, would have over the Common Stock in the event of the liquidation of the Corporation, divided by (2) the total number of outstanding shares of all Common Stock.

(g) “Per Share Value” shall mean: (i) if the Common Stock is listed on a securities exchange or is quoted on the NASDAQ National Market System, the closing price of the Common Stock on the date on which the Per Share Value must be determined; or (ii) if subsection (i) is not applicable, the most recent price per share paid for the Common Stock by a purchaser which does not control, and is not controlled by or under common control with the Corporation, provided that (A) such purchaser paid cash for such Common Stock, (B) the purchase is not pursuant to the exercise of any stock option, warrant, right or convertible preferred stock, and (C) such price was paid within the six month period preceding the date on which the Per Share Value must be determined; or (iii) if subsections (i) and (ii) are not applicable, the greater of (A) $1.00 per share, or (B) 15 multiplied by the amount by which (y) the quotient of (1) Net Income, divided by (2) the total number of outstanding shares of all Common Stock, exceeds (z) the Per Share Preference, or (C) 1.5 multiplied by the amount by which (y) the quotient of (1) Net Revenues, divided by (2) the total number of outstanding shares of all Common Stock, exceeds (z) the Per Share Preference. For purposes of calculating the total number of shares of Common Stock outstanding, Common Stock subject to being issued pursuant to options, warrants, convertible preferred stock and convertible debt shall be deemed to be outstanding.

(h) “Net Revenues” shall mean the net revenues of the Corporation for the last four (4) completed fiscal quarters for which financial information is available at the time of the calculation, determined in accordance with generally accepted accounting principles.

4. Purchase for Investment.

Unless the offering and sale of the Common Stock to be issued upon the particular exercise of an Option shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended (the “1933 Act”), the Corporation shall be under no obligation to issue the Common Stock covered by such exercise unless and until the following conditions have been fulfilled:

(a) The person(s) who exercise such Option shall warrant to the Corporation, at the time of such exercise or receipt, as the case may be, that such person(s) are acquiring such Common Stock for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Common Stock, in which event the person(s) acquiring such Common Stock shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing their Common Stock issued pursuant to such exercise or such grant:

“The shares represented by this certificate have been purchased for investment purposes and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Corporation shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws.”

(b) The Corporation shall have received an opinion of its counsel that the Common Stock may be issued upon such particular exercise in compliance with the 1933 Act without registration thereunder. The Corporation may delay issuance of the Common Stock until completion of any action or obtaining of any consent which the Corporation deems necessary under any applicable law (including, without limitation, state securities or “blue sky” laws)

5. Dissolution or Liquidation of the Corporation.

Upon the dissolution or liquidation of the Corporation, all Options granted under this Plan which as of such date shall not have been exercised will terminate and become null and void; provided, however, that if the rights of an Optionee or an Optionee’s Representative have not otherwise terminated and expired, the Optionee or the Optionee’s Representative will have the right immediately prior to such dissolution or liquidation to exercise any Option to the extent that the right to purchase Common Stock has accrued under the Plan as of the date immediately prior to such dissolution or liquidation.

6. Adjustments.

Upon the occurrence of any of the following events, an Optionee’s rights with respect to any Option granted to him or her hereunder which have not previously been exercised in full shall be adjusted as hereinafter provided, unless otherwise specifically provided in the Option Agreement between the Optionee and the Corporation relating to such Option:

(a) Stock Dividends and Stock Splits. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Corporation shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of such Option shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

(b) Consolidations or Mergers. If the Corporation is to be consolidated with or merged into another entity (such that the Corporation is not the surviving entity), or upon sale of all or substantially all of the Corporation’s assets or otherwise (an “Acquisition”), the Administrator or the board of directors of any entity assuming the obligations of the Corporation hereunder (the “Successor Board”), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the Common Stock then subject to such Options either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition or securities of any successor or acquiring entity; or (ii) upon written notice to the Optionees, provide that all Options must be exercised, to the extent then exercisable (as the Options may have been amended), within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the Per Share Value of the shares subject to such Options (to the extent then exercisable as the Options may have been amended) over the exercise price thereof.

(c) Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Corporation (other than a transaction described in subsection (b) above) pursuant to which securities of the Corporation or of another corporation are issued with respect to the outstanding shares of Common Stock, an Optionee upon exercising an Option shall be entitled to receive for the purchase price paid upon such exercise the securities he or she would have received if he or she had exercised such Option prior to such recapitalization or reorganization.

(d) Modification of ISOs. Notwithstanding the foregoing, any adjustments made pursuant to subsection (a), (b) or (c) with respect to ISOs shall be made only after the Administrator, after consulting with counsel for the Corporation, determines whether such adjustments would constitute a “modification” of such ISOs (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Administrator determines. that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments, unless the holder of an ISO specifically requests in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such “modification” on his or her income tax treatment with respect to the ISO.

7. Issuance of Securities.

Except as expressly provided herein, no issuance by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Corporation.

8. Use Of Proceeds.

All proceeds received by the Corporation under the Plan shall be used for its general corporate purposes.

9. Fractional Common Stock.

No fractional share shall be issued under the Plan and the person exercising such right shall receive from the Corporation cash in lieu of such fractional share equal to the Per Share Value thereof determined in good faith by the Board of Directors of the Corporation.

10. Conversion of ISOs Into Non-Qualified Options: Termination of ISOs.

The Administrator, at the written request of any Optionee, may in its discretion take such actions as may be necessary to convert such Optionee’s ISOs (or any portions thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the Optionee is an employee of the Corporation or any Subsidiary at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Options. At the time of such conversion, the Administrator (with the consent of the Optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Administrator in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Optionee the right to have such Optionee’s ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Administrator takes appropriate action. The Administrator, with the consent of the Optionee, may also terminate any portion of any ISO that has not been exercised at the time of such termination.

11. Withholding.

In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act (“F.I.C.A.”) withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Optionee’s salary, wages or other remuneration in connection with the exercise of an Option or a Disqualifying Disposition (as defined in Section 12 below), the Optionee shall advance in cash to the Corporation, or to any Subsidiary of the Corporation which employs or employed the Optionee, the amount of such withholdings unless a different withholding arrangement, including the use of Common Stock, is authorized by the Administrator (and permitted by law); provided, however, that with respect to persons subject to Section 16 of the 1934 Act, any such withholding arrangement shall be in compliance with any applicable provisions of Rule 16b-3 promulgated under Section 16 of the 1934 Act. For purposes hereof, the value of the shares withheld for purposes of payroll withholding shall be the Per Share Value thereof, as of the most recent practicable date prior to the date of exercise. If the Per Share Value of the shares withheld is less than the amount of payroll withholdings required, the Optionee may be required to advance the difference in cash to the Corporation or its Subsidiary. The Administrator in its discretion may condition the exercise of an Option for less than the then Per Share Value on the Optionee’s payment of such additional withholding.

12. Notice to Corporation of Disqualifying Disposition.

Each Optionee who receives an ISO must agree to notify the Corporation in writing immediately after the Optionee. makes a Disqualifying Disposition of any shares acquired pursuant to the exercise of an ISO. As used herein, the term “Disqualifying Disposition” shall mean any disposition (including any sale) of such shares before the later of (i) two years after the date the Optionee was granted the ISO, or (ii) one year after the date the Optionee acquired shares by exercising the ISO. If the Optionee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

13. Effective Date of the Plan.

The Plan shall not become effective until approved by the Board of Directors of the Corporation and the holders of a majority of the voting power of Common Stock and entitled to vote thereon.

14. Termination of the Plan.

The Plan will terminate on the date which is ten (10) years from the earlier of the date of its adoption by the Board of Directors of the Corporation or the date of its approval by the stockholders of the Corporation. The Plan may be terminated at an earlier date by vote of the stockholders of the Corporation; provided, however, that any such earlier termination will not affect any Options granted or Option Agreements executed prior to the effective date of such termination.

15. Amendment of the Plan.

The Plan may be amended by the stockholders of the Corporation. The Plan may also be amended, revised, suspended or terminated by the Administrator including, without limitation, to the extent necessary to qualify any or all outstanding Options granted under the Plan or Options to be granted under the Plan for favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code, to the extent necessary to ensure the qualification of the Plan under Rule 16b-3, and to the extent necessary to qualify the shares issuable upon exercise of any outstanding Options granted, or Options to be granted, under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers; provided, however, that no amendment changing the provisions of Section 3 of Article I hereof or increasing the aggregate number of shares of Common Stock subject to the Plan shall be made without the approval of a majority of the voting power of the Common Stock entitled to vote thereon. In addition, any amendment approved by the Administrator which is of a scope that requires stockholder approval in order to ensure favorable federal income tax treatment for any incentive stock options or requires stockholder approval in order to ensure the compliance of the Plan with Rule 16b-3 shall be subject to obtaining such stockholder approval. Any modification or amendment of the Plan shall not, without the consent of an Optionee, affect his or her rights under an Option previously granted to him or her. With the consent of the Optionee affected, the Administrator may amend outstanding Option Agreements in a manner not inconsistent with the Plan.

16. Employment or other Relationship.

Nothing in this Plan or any Option Agreement shall be deemed to prevent the Corporation or any Subsidiary from terminating the employment, director status or status as a member of the Scientific Advisory Board of an Optionee, nor to prevent an Optionee from terminating his or her own employment, director status or member status of the Scientific Advisory Board, nor to give any Optionee a right to be retained in employment or other service by the Corporation or any Subsidiary for any period of time.

17. Governing Law.

This Plan shall be construed and enforced in accordance with the law of the State of Delaware.

18. Stockholder’s Agreement.

The grant of an Option, or Incentive Stock Award hereunder shall be contingent on the agreement of the Optionee or the recipient of an Incentive Stock Award to execute a Stockholder’s Agreement with the Corporation in form and substance satisfactory to the Corporation prior to the exercise of any Option or the receipt of any Common Stock pursuant to any Incentive Stock Award.